Exhibit 10.1

VAALCO Energy, Inc.

9800 Richmond Ave., Suite 700

Houston, Texas 77042

Tel: (713) 623-0801

SEPARATION AND MUTUAL RELEASE AGREEMENT

This SEPARATION AND MUTUAL RELEASE AGREEMENT (the “Agreement”) is made and entered into as of April 9, 2021, by and between VAALCO Energy, Inc. (the “Company”) and Cary Bounds (“Executive”). The Company and Executive may be referred to singularly as a “Party” or collectively as the “Parties.” Defined terms not defined in this Agreement have the meaning set forth in the Employment Agreement (as defined below).

WHEREAS, Executive has been employed by the Company as its Chief Executive Officer (“CEO”) and Chief Operating Officer (“COO”) and is a member of the Company’s Board of Directors (the “Board”);

WHEREAS, Executive executed an Employment Agreement with the Company effective as of December 29, 2016 (“Employment Agreement”), which, except for the Surviving Covenants, shall terminate as of the Separation Date;

WHEREAS, the Parties have mutually agreed that Executive’s employment with the Company shall end as of 5 p.m. CST on April 30, 2021 (the “Separation Date”); and

WHEREAS, the Parties desire to set forth Executive’s separation benefits and obligations and to finally, fully and completely resolve all matters arising from or during Executive’s employment and separation from employment, any benefits, bonuses and compensation connected with such employment and all other disputes and matters that the Parties may have for any reason; and

THEREFORE, in consideration of the mutual representations contained herein, and such other good and valuable consideration, the sufficiency of which Executive acknowledges, the Parties hereby covenant and agree, with the intent to be legally bound, as follows:

1.

Transition. During the period beginning on the Effective Date and ending on the Separation Date, (the “Remaining Employment Term”), the Parties agree that they each shall continue to perform their respective obligations pursuant to the terms and conditions of the Employment Agreement (including, without limitation, payment of Executive’s base salary during such Remaining Employment Term), provided, however, that immediately upon the Effective Date, Executive agrees that by virtue of this Agreement he resigns as the Company’s CEO and COO and as a member of the Board (and any committees thereof) and a member of the board of directors or officer of any subsidiary of the Company on April 18, 2021, and throughout the Remaining Employment Term, Executive agrees that he shall solely be responsible for assisting with the transition of his duties and responsibilities to such persons as the Company may designate so as to cause an orderly transition of such duties and responsibilities. Executive agrees that his services during the Remaining Employment Term though the Separation Date will be subject to the same standards of conduct and performance applicable to all officers and employees of the Company taking into account his position and duties during the Remaining Employment Term.

SEPARATION AND MUTUAL RELEASE AGREEMENT

2.

Consideration. Subject to the terms and conditions of this Agreement, the Company agrees to pay to Executive the amounts described in subparagraphs (a) – (c) of this Section 2 (collectively, the “Separation Benefits”), provided Executive signs the Form of Waiver and Mutual Release of Claims attached hereto as Exhibit A (the “Release”) on (but not before) the Separation Date (or, if later, before the end of the Release Review Period as defined in the Release) and does not revoke the Release in accordance with its terms, in consideration for Executive’s promises herein, including, without limitation, the Release:

(a)

A severance payment equal to $1,164,500, payable to Executive over a six-month period in 12, substantially equal bi-monthly payments that begin on the Company’s first payroll day following the Release Effective Date (as defined in the Release), less applicable withholdings and taxes;

(b)

Continued group health plan coverage following the Separation Date under any of the Company’s group health plans that covered Executive immediately before the Separation Date that are subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as codified in Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA (“COBRA”), for Executive and his eligible spouse and other dependents (together, “Dependents”), for a period of one year following the Separation Date and at no cost to Executive and his Dependent; provided that Executive and his Dependents, if any, elect COBRA continuation coverage and maintain such coverage for such one year period; and

(c)

The amount of $95,500 as MISC 1099 Income for attorneys’ fees, which the Company agrees to pay directly to Executive’s counsel as soon as administratively practicable, and in no event later than 30 days following the later of the Release Effective Date, provided that the attorney provides attorney’s completed Form W-9 to the Company.

Executive confirms and agrees that he would not otherwise have received, or been entitled to receive, the Separation Benefits if he did not enter into this Agreement. The Company shall also pay Executive the Minimum Payments set forth in Article 4, Section 4.1(a)(i), (ii) and (iii) of the Employment Agreement. All other compensation and benefits provided by the Company shall cease upon the Separation Date, unless otherwise expressly provided for by the express terms of such benefits plans or programs or this Agreement.

3.

Termination of Employment. The Parties agree that Executive’s employment with the Company and all of Executive’s positions with the Company and all Affiliates shall terminate effective as of the Separation Date. Executive shall immediately execute all documents and take such further steps as may be required to effectuate such termination(s). All written employment agreements shall terminate as of the Separation Date, including without limitation, the Employment Agreement except for the Surviving Covenants (defined below) which are not extinguished by this Agreement and are incorporated into this Agreement by reference. Executive and the Company agree that the following provisions in the Employment Agreement survive the termination of the Employment Agreement and the termination of Executive’s employment and shall remain in full force and effect as set forth in the Employment Agreement: Confidential Information and Restrictive Covenants in Article 4 and the General Provisions in Article 5 of the Employment Agreement (collectively, the “Surviving Covenants”). For purposes of this Agreement: (a) the term “Affiliate” means any person or entity, controlling, controlled by, or under common control with the Company, and (b) the terms “controlling, controlled by, or under common control” mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of another person or entity. Whether any person or entity is an Affiliate will be determined solely by the Company.

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 2 of 11

4.

No Other Payments. Executive understands and agrees that the Company shall make no other payments to Executive, other than the consideration set forth in this Agreement, and shall have no other obligations to Executive except as described in this Agreement. Executive acknowledges that Executive has no right to seek, and will not seek, any additional or different compensation or consideration for executing or performing under this Agreement. Further, the Parties acknowledge and agree that the provisions of Section 4.1(b) of the Employment Agreement relating to a CIC Severance Payment Event shall no longer apply after the Separation Date.

5.

Cooperation. As a further material inducement to the Company to provide Executive the Separation Benefits, Executive agrees (A) to cooperate and provide reasonable assistance, at the request of the Company, in the transitioning of Executive’s job duties and responsibilities, (B) to be reasonably available to the Company or its representatives (including attorneys) to provide general advice or assistance as requested by the Company, and (C) to cooperate and provide reasonable assistance, at the request of the Company, in any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Executive worked on or had responsibility during Executive’s employment with the Company. This includes but is not limited to testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Executive. Executive shall receive no additional compensation for time spent assisting the Company pursuant to this Section 5 other than the compensation and benefits provided for in this Agreement, provided that Executive shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in fulfilling Executive’s obligations pursuant to this Section 5.

6.	Mutual Release of Claims.

(a)

Release of Claims by Executive. In consideration of the promises of the Company provided herein, including, the consideration provided for in Section 2 of this Agreement, the Company’s release of claims and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which Executive acknowledges, Executive, on Executive’s own behalf and on behalf of Executive’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Executive Releasing Parties”) hereby fully and forever waives, releases, extinguishes and discharges the Company and its, Affiliates, parents and subsidiaries, present and future parents, owners, officers, directors, stockholders, members, executives, employees, consultants, independent contractors, partners, agents, attorneys, advisers, insurers, fiduciaries, employee benefit plans, representatives, successors and assigns (each, a “Company Released Party” and collectively, the “Company Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, front pay, fringe benefits, equity, reinstatement, reemployment, compensatory damages, punitive damages, or any other kind of damages, which any of Executive Releasing Parties have, had or may have against any of the Company Released Parties relating to or arising out of any matter arising on or before the date this Agreement is executed by Executive. Such released Claims include, without limitation, all Claims

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 3 of 11

arising from or relating to Executive’s employment with the Company or the termination of that employment relationship or any circumstances related thereto, or any other agreement, matter, cause or thing whatsoever, including without limitation all Claims arising under or relating to Executive’s employment, any profit sharing or profits interest plan or arrangement, equity, compensation, bonuses, benefits, payments, or any other benefits or payments Executive may or may not have received during Executive’s employment with the Company, all Claims relating to any other claimed payments, employment contracts or benefits, all Claims arising from or relating to Executive’s performance of services for the Company and any of its Affiliates during Executive’s employment with the Company, including without limitation all Claims arising at law or equity or sounding in contract (express or implied) or tort, Claims arising by statute, common law or otherwise, Claims arising under any federal, state, county or local laws, of any jurisdiction, including Claims for wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing, Claims for alleged fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, violation of public policy, and Claims for discrimination, retaliation, sexual harassment and Claims arising under any laws that prohibit age, sex, sexual orientation, race, national origin, color, disability, religion, veteran, workers’ compensation or any other form of discrimination, harassment, or retaliation, including, without limitation, Claims under the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the Texas Labor Code, the Texas Payday Law, the Texas Commission on Human Rights or Chapter 21, any statute or laws of the State of Texas or any other federal, state, local, municipal or common law whistleblower, discrimination or anti-retaliation statute law or ordinance, and any other Claims arising under state, federal, local, municipal or common law, as well as any expenses, costs or attorneys’ fees.

Except as required by law, Executive agrees that Executive will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company or any of the Company Released Parties arising from, concerned with, or otherwise relating to, in whole or in part, Executive’s employment, the terms and conditions of Executive’s employment, or Executive’s separation from employment with the Company or any of the matters or Claims discharged and released in this Agreement. Executive represents that Executive has not filed any complaints, charges or lawsuits against the Company with any governmental agency or any court based on Claims that are released and waived by this Agreement.

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 4 of 11

(b)

By the Company. In consideration of the mutual promises contained in this Agreement, including Executive’s release of claims, which is in addition to anything of value to which the Company is already entitled, the Company, on behalf of itself and all of its parents, divisions, subsidiaries, Affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Executive and his heirs, executors, successors and assigns (the “Executive Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Executive Released Parties relating to or arising out of his employment, compensation and terms and conditions of employment or separation from employment up through the Effective Date. This release includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws, or any other statutory or common law claims related to relating to or arising out of Executive’s employment or separation from employment for any period up to and including the date this Agreement is signed by the Parties.

7.	Exclusions from Mutual Release. Notwithstanding any other provision of this Agreement to the contrary:

(a)

This Agreement specifically does not release any claim or cause of action by or on behalf of Executive (or his beneficiary) (i) for any payment or other benefit that is required under this Agreement or pursuant to any Plan (as defined in the Employment Agreement prior to the receipt thereof by or on behalf of Executive), (ii) arising out of the Company’s obligation to indemnify Executive in his capacity as a director, officer or employee of the Company or any Affiliate thereof, or as a former director, officer or employee of the Company or any Affiliate as provided in the Company’s by-laws, any agreement to which Executive is a party or beneficiary, at law, or otherwise, or (iii) arising after the Effective Release Date.

(b)

The Parties may report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity or may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over Executive or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive or the Company to divulge, disclose or make accessible such information. Nothing in this Agreement is intended to interfere a Party’s right to (i) report possible violations of state or federal law or regulation to any governmental agency or entity, (ii) make other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, (iii) file a claim or charge with the U.S. Equal Employment Opportunity Commission (“EEOC”), any state human rights commission, or any other government agency or entity, or (iv) testify, assist, or participate in an investigation, hearing, or proceeding conducted by the EEOC, any state human rights commission, or any other government or law enforcement agency, entity or court. However, Executive understands and agrees that if Executive, or someone acting on Executive’s behalf, should file, or cause to be filed, any claim, charge, complaint, or action against the Company and/or any other Company Released Parties subject to the release of claims in Section 6, Executive expressly waives any and all rights to recover any damages or other relief from the Company and/or any other Company Released Parties including, without limitation, damages, costs and attorneys’ fees. Similarly, by executing this Agreement, Executive hereby waives the right to recover any damages or benefits in any proceeding Executive may bring before the EEOC, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency or entity on Executive’s behalf;

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 5 of 11

(c)

Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order;

(d)	This Agreement does not release any claim that may not be waived by applicable law; and

(e)

This Agreement does not release any claim relating to the Parties’ obligations under this Agreement, the Parties’ rights to enforce any of the Surviving Covenants; and any claims arising after the Effective Release Date.

8.	Mutual Non-Disparagement.

(a)

Executive agrees that the Company’s goodwill and reputation are assets of great value to the Company which have been obtained and maintained through great costs, time and effort. Therefore, Executive hereby agrees not to disclose, communicate, or publish any disparaging or negative information, writings, electronic communications, comments, opinions, facts, or remarks, of any kind, about the Company Released Parties; provided, however, that this paragraph shall have no application to any evidence or testimony required by any court or other government entity, including but not limited to, the EEOC or any similar federal, state or local agency, pursuant to compulsion of law. Executive acknowledges that in executing this Agreement, Executive has knowingly, voluntarily and intelligently waived any free speech or First Amendment rights under the United States Constitution or applicable state counterpart to disclose, publish or communicate any such disparaging information about the Company and/or any of the other Company Released Parties.

(b)

The Company agrees that Executive’s goodwill and reputation are assets of great value to Executive which have been obtained and maintained through great costs, time and effort. Therefore, the Company’s officers and the members of the Board shall not disclose, communicate, or publish any disparaging or negative information, writings, electronic communications, comments, opinions, facts, or remarks, of any kind, about the Executive.

(c)

The rights afforded the Parties under this Section 8 are in addition to any and all rights and remedies otherwise afforded by law. This Section 8 shall not preclude the Parties from providing truthful testimony in a court of law or a government investigation, nor shall this Section 8 shall interfere with Executive’s rights in Section 7(b).

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 6 of 11

9.

Public Announcements. The Company agrees to consult with Executive regarding any press release or public announcement, before any such press release or public announcement is made, and Executive agrees not to speak with the press or make any press release or make any public announcement without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) regarding his separation from employment, provided, however, that the foregoing shall not prohibit any communications that are required by applicable law, by any governmental or regulatory or self-regulatory agency, or that are a part of normal reporting, rating or review procedures or fundraising, marketing, information or reporting activities of any stockholder of the Company.

10.

Known Violations. Executive represents and warrants that Executive is not aware of any illegal acts committed by or on behalf of the Company and represents that if Executive is or had been aware of any such conduct, that Executive has properly reported the same to the Board or the Company’s Vice President and General Counsel in writing. Executive further represents and warrants that Executive is not aware of any (i) violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind, or (ii) any facts, basis or circumstances relating to any alleged violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind. If Executive learns of any such information, Executive shall immediately inform the Company’s General Counsel.

11.

No Admission of Liability. Executive understands and agrees that this Agreement shall not in any way be construed as an admission by the Company, or by any of the other Company Released Parties, of any unlawful or wrongful acts whatsoever against Executive or any other person. The Company Released Parties specifically disclaim any liability to, or wrongful acts against, Executive or any other person.

12.

Duty to Return Company Property. On the Separation Date, Executive will immediately return to the Company all property of the Company or its Affiliates, including, without limitation, Confidential Information (as defined in the Employment Agreement), keys, equipment, computer and computer equipment, devices, cellular phones, credit cards, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by the Company or any of its Affiliates or by Executive on behalf of the Company or any of its Affiliates. Executive agrees that Executive shall not take, copy, alter, destroy, or delete any files, documents or other materials whether or not embodying or recording any Confidential Information, including copies, without obtaining the advance written consent of Michael Silver, Vice President and General Counsel.

13.

Remedies. The Parties understand and agree that if a violation of term of this Agreement is asserted, the Party who asserts such violation shall have the right to seek specific performance of that term and/or any other necessary and proper relief as permitted by law or equity, including but not limited to, damages awarded by any arbitrator or court of competent jurisdiction, and the prevailing party shall be entitled to recover its reasonable costs and attorneys’ fees.

In the event Executive breaches or threatens to breach any portion, or challenges the enforceability, of this Agreement or the Surviving Covenants, Executive shall forfeit all remaining but unpaid Separation Benefits from such date, and shall pay the Company (i) an amount equal to the Separation Benefits paid to Executive from the date of such breach or threatened breach, (ii) all attorneys’ fees, expenses and costs the Company incurs in such action, and (iii) any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement or the Surviving Covenants.

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 7 of 11

14.

Knowing and Voluntary Waiver of Age Claims; Time to Consider Offer of Separation Benefits. Executive, by Executive’s free and voluntary act of signing below, acknowledges that (a) Executive has been given a period of 21 days (“Review Period”) to consider whether to agree to the terms contained in this Agreement, (b) the Company is advising and has advised Executive in writing (i.e., through this Agreement) to consult with an attorney of Executive’s own choosing at Executive’s cost, regarding the effect of this Agreement, and Executive has had a reasonable opportunity to do so, if so desired, (c) Executive understands that this Agreement specifically releases and waives all rights and claims Executive may have under the Age Discrimination in Employment Act (“ADEA”) prior to the date on which Executive signs this Agreement, and (d) Executive knowingly and voluntarily agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Parties agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period. If Executive does not sign this Agreement before the Review Period expires, this Agreement offer will be withdrawn automatically. Executive understands that this Review Period may be waived and Executive can execute this Agreement even if the Review Period has not yet expired. If Executive executes this Agreement prior to expiration of the Review Period, Executive agrees that the decision to do so was voluntary and that he took the reasonable time necessary to consult with counsel. The procedure for Executive to accept this Agreement is to return a fully executed, dated, and witnessed Agreement to Michael Silver, Vice President and General Counsel, prior to the last day of the Review Period.

15.

Seven Day Revocation Period. Executive may revoke this Agreement at any time within seven days after Executive returns a signed copy pursuant to Section 14. To revoke the Agreement, Executive must deliver written notification of such revocation to the attention of Michael Silver, Vice President and General Counsel, within seven days after the date that Executive signs this Agreement. Executive understands that if Executive does not revoke the Agreement within seven days following execution (excluding the date of execution), the Agreement will become effective and binding on the Parties, and fully enforceable by the Parties, as of the date of execution (the “Effective Date”).

16.

Severability. The Parties fully intend that this Agreement comply with all applicable laws and legal requirements. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, the Agreement shall first be reformed to make the provision at issue enforceable and effective to the fullest extent permitted by law. Further, if a court should determine that any portion of this Agreement is unenforceable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found to be unenforceable. If such reformation is not possible, all remaining provisions of this Agreement shall otherwise remain in full force and effect and shall be construed as if such illegal, invalid, or unenforceable provision had not been included herein.

17.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective heirs, executors, beneficiaries, personal representatives, successors and permitted assigns hereunder, but otherwise this Agreement shall not be for the benefit of any third parties.

18.

Entire Agreement; Amendment. This Agreement sets forth the entire agreement of the Parties and fully supersedes and replaces any and all prior agreements, promises, representations, or understandings, written or oral, between the Company (and any other Company Released Party) and Executive that relates to the subject matter of this Agreement, unless referenced in this Agreement and, therefore, incorporated into this Agreement by reference (including the Surviving Covenants), other than any equity award agreements between Executive and the Company outstanding on the Separation Date (which awards shall continue to be governed by their applicable

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 8 of 11

award agreements). Executive acknowledges that in executing this Agreement, (a) Executive does not rely, and has not relied, upon any oral or written representation, promise or inducement by the Company and/or any of the other Company Released Parties, except as expressly contained in this Agreement, (b) Executive has relied solely on his own judgment (and if applicable, that of his own counsel), in entering into this Agreement, and (c) there is no presumption regarding the interpretation or construction of this Agreement against its drafter. Executive understands and agrees that Executive is precluded from bringing any fraud or similar claim against the Company or any of the other Company Released Parties associated with any such communications, representations, promises or inducements. This Agreement may be amended or modified only by a written instrument identified as an amendment hereto that is executed by both Parties.

19.

Survival of Certain Provisions. Wherever appropriate to the intention of the Parties, the respective rights and obligations of the Parties hereunder shall survive any termination or expiration of this Agreement.

20.

Code Section 409A. It is intended that this Agreement shall either be exempt from or, to the extent it is not exempt from, comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) and the regulations and guidance of general applicability issued thereunder so as to not subject the Executive to the payment of additional interest and taxes under Code Section 409A, and in furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions. Any installment payment to be made pursuant to this Agreement shall be treated as a separate payment for purposes of Code Section 409A to the extent Code Section 409A applies to such payments.

21.

Choice of Law and Forum. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, but without regard to principles of conflict of laws that might direct the application of the law of another forum. Any claim or dispute between the Parties shall be governed by the arbitration provision in the General Provisions of the Employment Agreement. To the extent not covered by such arbitration provision, any action to enforce the provisions of this Agreement, or otherwise relating to this Agreement, must be brought in any court of competent jurisdiction in Harris County, Texas, and the Parties hereby waive any objection to such venue including, without limitation, that it is inconvenient for either Party.

22.

Waiver of Jury Trial. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT OR ANY CLAIM HEREUNDER, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE AGREEMENT OR ANY CLAIM HEREUNDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

23.

Waiver. A Party’s waiver of any breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any later breach of the same or other provision by such Party.

24.

Counterparts. The Parties agree that the Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 9 of 11

PLEASE READ CAREFULLY BEFORE SIGNING

•	Executive acknowledges that he has carefully read and understands the terms of this Agreement and all of Executive’s promises and obligations hereunder.

•	Executive acknowledges that he has been advised to review this Agreement with an attorney before signing it.

•	Executive understands that he is releasing all claims against the Company and all Affiliates (except as set forth in this Agreement), including claims under the Age Discrimination in Employment Act.

•

Executive acknowledges that he has been given at least 21 days to consider whether to sign this Agreement. Executive acknowledges that if he signs this Agreement before the end of the 21-day period, it will be Executive’s own personal and voluntary decision to do so.

•

Executive understands that this Agreement will not become effective or enforceable until after the 7-day revocation period has expired. The Company will have no obligations to Executive under this Agreement if Executive revokes the Agreement during such 7-day period.

[Signature page follows]

SEPARATION AND MUTUAL RELEASE AGREEMENT	Page 10 of 11

Please review this document carefully as it includes a release of claims.

IN WITNESS WHEREOF, Executive has entered into this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf by its duly authorized officer.

EXECUTIVE	WITNESS

/s/ Cary Bounds	/s/ Erin Bounds
Cary Bounds	Witness Signature

Date: 04/09/2021	Title:
Printed Name: Erin Bounds
Date: 04/09/2021

VAALCO ENERGY, INC.

By: /s/ Andrew Fawthrop

Printed Name: Andrew Fawthrop

Title: Chairman of the Board of Directors

Date: 04/09/2021

Address for notices:

VAALCO Energy, Inc.

9800 Richmond Ave.

Suite 700

Houston, TX 77042

Attn: Michael Silver

Vice President and General Counsel

Separation Agreement Signature Page

EXHIBIT A

MUTUAL RELEASE OF CLAIMS

VAALCO Energy, Inc. (the “Company”) and Cary Bounds Executive”), enter into this Mutual Release of Claims effective as set forth below in Section 2. Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Separation and Mutual Release Agreement entered into on April 9, 2021, by and between the Company and Executive (the “Agreement”).

WHEREAS, Executive and the Company are parties to the Agreement; and

WHEREAS, Section 2 of the Agreement provides that Executive is entitled to certain payments and benefits if he signs this Release.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are acknowledged, Executive and the Company agree as follows:

1. Mutual Release of Claims.

(a) Release of Claims by Executive. In consideration of the promises of the Company provided herein, including, the consideration provided for in Section 2 of the Agreement and other consideration provided for in the Agreement and the Company’s release of claims, that being good and valuable consideration, the receipt, adequacy and sufficiency of which Executive acknowledges, Executive, on Executive’s own behalf and on behalf of Executive’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Executive Releasing Parties”) hereby fully and forever waives, releases, extinguishes and discharges the Company, its Affiliates, its or their stockholders, subsidiaries and each of their respective past, present and future parents, owners, officers, directors, stockholders, members, executives, employees, consultants, independent contractors, partners, agents, attorneys, advisers, insurers, fiduciaries, employee benefit plans, representatives, successors and assigns (each, a “Company Released Party” and collectively, the “Company Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, front pay, fringe benefits, equity, reinstatement, reemployment, compensatory damages, punitive damages, or any other kind of damages, which any of Executive Releasing Parties have, had or may have against any of the Company Released Parties relating to or arising out of any matter arising on or before the date this Release is executed by Executive. Such released Claims include, without limitation, all Claims arising from or relating to Executive’s employment with the Company or the termination of that employment relationship or any circumstances related thereto, or any other agreement, matter, cause or thing whatsoever, including without limitation all Claims arising under or relating to Executive’s employment, any profit sharing or profits interest plan or arrangement, equity, compensation, bonuses, benefits, payments, or any other benefits or payments Executive may or may not have received during Executive’s employment with the Company, all Claims relating to any other claimed payments, employment contracts or benefits, all Claims arising from or relating to Executive’s performance of services for the Company and any of its Affiliates during Executive’s employment with the Company, including without limitation all Claims arising at law or equity or sounding in contract (express or implied) or tort, Claims arising by statute, common law or otherwise, Claims arising under any federal, state, county or local laws, of any jurisdiction, including Claims for

RELEASE OF CLAIMS	Page 1 of 6

wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing, Claims for alleged fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, violation of public policy, and Claims for discrimination, retaliation, sexual harassment and Claims arising under any laws that prohibit age, sex, sexual orientation, race, national origin, color, disability, religion, veteran, workers’ compensation or any other form of discrimination, harassment, or retaliation, including, without limitation, Claims under the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the Texas Labor Code, the Texas Payday Law, the Texas Commission on Human Rights or Chapter 21, any statute or laws of the State of Texas or any other federal, state, local, municipal or common law whistleblower, discrimination or anti-retaliation statute law or ordinance, and any other Claims arising under state, federal, local, municipal or common law, as well as any expenses, costs or attorneys’ fees. Except as required by law, Executive agrees that Executive will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company or any of the Company Released Parties arising from, concerned with, or otherwise relating to, in whole or in part, Executive’s employment, the terms and conditions of Executive’s employment, or Executive’s separation from employment with the Company or any of the matters or Claims discharged and released in this Release. Executive represents that Executive has not filed any complaints, charges or lawsuits against the Company with any governmental agency or any court based on Claims that are released and waived by this Release.

(b) By the Company. In consideration of the mutual promises contained in this Release, including Executive’s release of claims, which is in addition to anything of value to which the Company is already entitled, the Company, on behalf of itself and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Executive and his heirs, executors, successors and assigns (the “Executive Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Executive Released Parties relating to or arising out of his employment, compensation and terms and conditions of employment or separation from employment up through the Release Effective Date. This release includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws, or any other statutory or common law claims related to relating to or arising out of Executive’s employment or separation from employment for any period up to and including the date this Release is signed by the Parties.

(c) Claims Excluded from Release. Notwithstanding any other provision of this Release to the contrary:

RELEASE OF CLAIMS	Page 2 of 6

(i) This Release specifically does not release any claim or cause of action by or on behalf of Executive (or his beneficiary) (i) for any payment or other benefit that is required under this Release or pursuant to any Plan (as defined in the Employment Agreement prior to the receipt thereof by or on behalf of Executive) or (ii) arising out of the Company’s obligation to indemnify Executive in his capacity as a director, officer or employee of the Company or any Affiliate thereof, or as a former director, officer or employee of the Company or any Affiliate as provided in the Company’s by-laws, any agreement to which Executive is a party or beneficiary, at law, or otherwise, or (iii) arising after the Effective Release Date;

(ii) The Parties may report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity or may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over Executive or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive or the Company to divulge, disclose or make accessible such information. Nothing in this Agreement is intended to interfere a Party’s right to (i) report possible violations of state or federal law or regulation to any governmental agency or entity, (ii) make other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, (iii) file a claim or charge with the U.S. Equal Employment Opportunity Commission (“EEOC”), any state human rights commission, or any other government agency or entity, or (iv) testify, assist, or participate in an investigation, hearing, or proceeding conducted by the EEOC, any state human rights commission, or any other government or law enforcement agency, entity or court. However, Executive understands and agrees that if Executive, or someone acting on Executive’s behalf, should file, or cause to be filed, any claim, charge, complaint, or action against the Company and/or any other Company Released Parties subject to the release of claims in this Section 1, Executive expressly waives any and all rights to recover any damages or other relief from the Company and/or any other Company Released Parties including, without limitation, damages, costs and attorneys’ fees. Similarly, by executing this Agreement, Executive hereby waives the right to recover any damages or benefits in any proceeding Executive may bring before the EEOC, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency or entity on Executive’s behalf;

(iii) Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order;

(iv) This Release does not release any claim that may not be waived by applicable law; and

(v) This Release does not release any claim relating to the Parties’ obligations under the Agreement or this Release, the Parties’ rights to enforce any of the Surviving Covenants; and any claims arising after the Release Effective Date.

2. Knowing and Voluntary Waiver of Age Claims; Time for Consideration. Executive, by Executive’s free and voluntary act of signing below, acknowledges that (a) Executive has been given a period of 21 days (“Release Review Period”) to consider whether to agree to the terms contained in this Release, (b) the Company is advising and has advised Executive in writing (i.e., through this Release) to

RELEASE OF CLAIMS	Page 3 of 6

consult with an attorney of Executive’s own choosing at Executive’s cost, regarding the effect of this Release, and Executive has had a reasonable opportunity to do so, if so desired, (c) Executive understands that this Release specifically releases and waives all rights and claims Executive may have under the Age Discrimination in Employment Act (“ADEA”) prior to the date on which Executive signs this Release, and (d) Executive knowingly and voluntarily agrees to all of the terms of this Release and intends to be legally bound thereby. The Parties agree that any changes to this Release, whether material or immaterial, will not restart the running of the Release Review Period.

Executive may not execute this Release before the Separation Date. If Executive does not sign this Release on (but not before) the Separation Date (or if later, before the Release Review Period expires), this Release offer will be withdrawn automatically. Executive understands that this Release Review Period may be waived and Executive can execute this Release on the Separation Date (but not before) even if the Release Review Period has not yet expired. If Executive executes this Release on the Separation Date and it is prior to expiration of the Release Review Period, Executive agrees that the decision to do so was voluntary and that he took the reasonable time necessary to consult with counsel. The procedure for Executive to accept this Release is to return a fully executed, dated, and witnessed Agreement to Michael Silver, Vice President and General Counsel, prior to the last day of the Release Review Period.

Executive further understands that Executive may revoke this Release within seven days after signing it, in which case this Release and all obligations in the Agreement are null and void. Revocation is only effective if Executive delivers a written notice of revocation to the Company, ATTN: Michael Silver, Vice President and General Counsel, within seven days after executing the Release. Executive understands that the Company’s obligations under this Release do not become effective until after the seven-day revocation period has expired. This Release will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by Executive (the “Release Effective Date”).

3. Known Violations. Executive represents and warrants that Executive is not aware of any illegal acts committed by or on behalf of the Company and represents that if Executive is or had been aware of any such conduct, that Executive has properly reported the same to the Board or the Company’s Vice President and General Counsel in writing. Executive further represents and warrants that Executive is not aware of any (i) violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind, or (ii) any facts, basis or circumstances relating to any alleged violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind. If Executive learns of any such information, Executive shall immediately inform the Company’s General Counsel.

4. Entire Agreement. This Release and the Agreement set forth the entire agreement between the Parties concerning the subject matter in this Release, and fully supersede any and all prior and contemporaneous promises, negotiations, understandings, representations, writings, discussions and/or agreements between the Parties, whether oral or written, pertaining to the subject matter of this Release and Executive’s employment with the Company, apart from the Agreement. No oral statements or other prior written material not specifically incorporated into this Release shall be of any force or effect, and no changes in or additions to this Release shall be recognized, unless incorporated into this Release by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Release must be signed by all Parties to this Release.

5. Disclaimer of Reliance. Executive acknowledges that in executing this Release, (a) Executive does not rely, and has not relied, upon any oral or written representation, promise or inducement by the Company and/or any of the other Company Released Parties, except as expressly contained in this Release, (b) Executive has relied solely on his own judgment (and if applicable, that of his own counsel),

RELEASE OF CLAIMS	Page 4 of 6

in entering into this Release, and (c) there is no presumption regarding the interpretation or construction of this Release against its drafter. Executive understands and agrees that Executive is precluded from bringing any fraud or similar claim against the Company or any of the other Company Released Parties associated with any such communications, representations, promises or inducements.

6. Choice of Law and Forum. This Release shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, but without regard to principles of conflict of laws that might direct the application of the law of another forum. Any claim or dispute between the Parties shall be governed by the arbitration provision in the General Provisions of the Employment Agreement. To the extent not covered by such arbitration provision, any action to enforce the provisions of the Agreement or this Release, or otherwise relating to the Agreement or this Release, must be brought in any court of competent jurisdiction in Harris County, Texas, and the Parties hereby waive any objection to such venue including, without limitation, that it is inconvenient for either Party.

7. Waiver of Jury Trial. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS RELEASE OR ANY CLAIM HEREUNDER, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS RELEASE OR ANY CLAIM HEREUNDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8. Severability. The Company and Executive agree that should any government agency or court of competent jurisdiction declare or determine that any provision of this Release is illegal or invalid, the validity of the remaining parts, terms or provisions of this Release shall not be affected and such provisions shall remain in full force and effect and any illegal or invalid part, term, or provision, will not be deemed to be a part of this Release.

9. Counterparts. The Company and Executive agree that this Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

[Signature Page Follows]

RELEASE OF CLAIMS	Page 5 of 6

Please review this document carefully as it includes a release of claims.

IN WITNESS WHEREOF, Executive has entered into this Release, and the Company has caused this Release to be executed in its name and on its behalf by its duly authorized officer.

Although Executive may sign this Release prior to the end of the 21-day Release Review Period, Executive may not sign this Release on or before Executive’s Separation Date.

EXECUTIVE	WITNESS

Cary Bounds	Witness Signature

Date:	Title:
Printed Name:
Date:

VAALCO ENERGY, INC.

By:

Printed Name:

Title:

Date:

Address for notices:

VAALCO Energy, Inc.

9800 Richmond Ave.

Suite 700

Houston, TX 77042

Attn: Michael Silver

Vice President and General Counsel

RELEASE OF CLAIMS	Page 6 of 6